As filed with the Securities and Exchange Commission on March 9, 2010.

Registration No. 333-143575

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

POST-EFFECTIVE AMENDMENT NO. 2

ON

FORM S-8

TO

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIELOX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3351937
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 East Ninth Avenue

Runnemede, New Jersey 08078

(856) 861-4579

(Address of Principal Executive Offices, including Zip Code)

LQ Corporation, Inc. 1996 Equity Incentive Plan

(Full Title of the Plan)

Melvyn Brunt

Chief Financial Officer

Sielox, Inc.

170 East Ninth Avenue

Runnemede, New Jersey 08078

(856) 861-4579

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Louis Goldberg, Esq.

Stephen E. Fox, Esq.

Herrick, Feinstein LLP

2 Park Avenue

New York, New York 10016

(212) 592-1400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☑
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 (the "Post-Effective Amendment") relates to the Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (Registration No. 333-143575), filed by Sielox, Inc. (the "Registrant") on August 1, 2007 (the "Registration Statement") registering 1,265,920 shares of the Common Stock, par value $.001 per share, of the Registrant to be issued in connection with the LQ Corporation, Inc. 1996 Equity Incentive Plan.

The Registrant intends to file a Form 15 to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, by means of this Post-Effective Amendment, the Registrant is deregistering all securities registered under the Registration Statement which remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Runnemede, State of New Jersey, on this 5th day of March, 2010.

SIELOX, INC.

By:	/s/ Melvyn Brunt
Name:	Melvyn Brunt
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 to Form S-4 has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Rory J. Cowan	Chairman of the Board of Directors	March 9, 2010
Rory J. Cowan

/s/ James Pritchett	President, Chief Executive Officer and Director	March 6, 2010
James Pritchett	(Principal Executive Officer)

/s/ Melvyn Brunt	Chief Financial Officer and Secretary	March 8, 2010
Melvyn Brunt	(Principal Financial and Accounting Officer)

/s/ Dianne McKeever	Director	March 8, 2010
Dianne McKeever

/s/ Jared L. Landaw	Director	March 8, 2010
Jared L. Landaw

/s/ Gregory T. Hradsky	Director	March 5, 2010
Gregory T. Hradsky

/s/ James A. Mitarotonda	Director	March 8, 2010
James A. Mitarotonda